UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A/A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

SHINER INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

NEVADA	98-0507398
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

19/F, Didu Building, Pearl River Plaza, No. 2 North Longkun Road, Haikou, Hainan Province, China 570125
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Common Stock, par value $0.001	NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☐

Securities Act registration statement file number to which this form relates: (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act

(Title of class)

(Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered

The description of the common stock, par value $0.001 per share (the “Common Stock”), of the Registrant under the section captioned “Description of Securities” in the Registrant’s Registration Statement on Form S-1/A (File No. 333-148304), initially filed with the Securities and Exchange Commission on December 21, 2007, as subsequently amended by any amendments to such Registration Statement, is incorporated herein by reference.

Item 2. Exhibits

Not applicable.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

(Registrant) SHINER INTERNATIONAL, INC.

Date February 11, 2008

By /s/ Fu Jian
        Fu Jian, Chief Executive Officer